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                                    Exhibit 23.2


                            INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Regency Bancorp on Form S-3 of our report dated February 4, 1998, appearing in the Annual Report on Form 10-K of Regency Bancorp for the year ended December 31, 1997, and to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.


DELOITTE & TOUCHE LLP

Fresno, California
May 8, 1998